Exhibit 99.1
NEOGENOMICS, INC.
RESTRICTED STOCK AGREEMENT
    THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is by and between NeoGenomics, Inc., a Nevada corporation (the “Company”) and Christopher Smith (the “Participant”) as of [DATE].

    WHEREAS, to provide an incentive to Participant to focus on long-term Company performance, the Company desires to grant shares of the Company’s Common Stock to Participant subject to vesting and subject to the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, the parties, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)“Board” means the Board of Directors of the Company, or a designee of the Board of Directors.
(ii)“Code” means the Internal Revenue Code of 1986, as amended.
(iii)“Common Stock” means the common stock, $0.001 par value, of the Company.
(iv)“Cause” shall be as defined in the Employment Agreement, entered into as of August 15, 2022, by and between the Company and Participant.
        (v)    “Change in Control” shall mean the occurrence of any of the following events:

(A)any “person” or “group” (as defined in Section 13(d) and 14(d) of the Exchange Act) together with their affiliates become the ultimate “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of voting stock of the Company representing more than fifty percent (50%) of the voting power of the total voting stock of the Company;
(B)the consummation of a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or a consolidation which would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or the parent thereof, outstanding immediately after such merger or consolidation;
(C)the stockholders of the Company approve a plan of complete liquidation or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(D)during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new member of the Board (other than a member of the Board designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (A), (B), or (C) of this definition of “Change in Control”) whose election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.
(vi)    “Disability” shall have the meaning given that term by the group disability insurance, if any, maintained by the Company for its employees or otherwise shall mean the complete inability of the Participant, with or without a reasonable accommodation, to perform his duties with the Company or any Subsidiary on a full-time basis as a result of physical or mental illness or personal injury he or she has incurred, as determined by an independent physician selected with the approval of the Company or any Subsidiary and the Participant.
(vii)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Exhibit 99.1
(viii)    “Fair Market Value” means: (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the trading day immediately preceding the applicable date; (ii) if there are no reported sales of the Common Stock or if sales prices are not regularly reported for the Common Stock for the day referred to in clause (i), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading on the trading day immediately preceding the applicable date; and (iii) if the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine (but in any event not less than fair market value within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder).
(ix)    “Good Reason” shall be as defined in the Employment Agreement, entered into as of August 15, 2022, by and between the Company and Participant.
        (x)    “Separation from Service” means the termination of Participant’s employment or other service relationship with the Company and its Subsidiaries.

        (xi)    “Subsidiary” means a company, domestic or foreign, of which not less than 50% of the total voting power is held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

2.Grant of Restricted Stock.

(i)As of the date first written above (the “Grant Date”), the Company grants to the Participant [SHARES] shares of the Company’s Common Stock subject to vesting and subject to the terms and conditions set forth in this Agreement (the “Restricted Stock”). If and to the extent that the restrictions set forth in Section 3 expire without forfeiture of the Restricted Stock, and upon satisfaction of all other applicable conditions as to the Restricted Stock, such shares will no longer be considered Restricted Stock for purposes of this Agreement.
(ii)The Participant must accept the terms of this Agreement by returning a signed copy to the Company within 60 days after the Agreement is presented to Participant for review.
(iii)As soon as practicable after the Grant Date, the Company will direct that a stock certificate or certificates representing the Restricted Stock be registered in Participant’s name. Such certificate(s) will be held in the custody of the Company or its designee until the expiration of the Restricted Period (as defined in Section 4 below). Upon the request of the Company, the Participant will be required to deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock.
(iv)If a certificate for the Restricted Stock is delivered to the Participant, the certificate may bear the following or a similar legend as determined by the Company (as well as any legends required by applicable state and federal corporate and securities laws):
"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

(v)In addition, any stock certificates for the Restricted Stock will be subject to any stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or similar entity upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on any certificates to make appropriate reference to these restrictions.
(vi)Any issuance of Common Stock under this Agreement may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Exhibit 99.1
3.Restrictions.

(i)Participant will have all rights and privileges of a Stockholder as to the Restricted Stock, including the right to vote and receive dividends, except that the following restrictions will apply:
(A)Participant will not be entitled to delivery of any stock certificates for the Restricted Stock until the expiration of the Restricted Period (if at all), and upon the satisfaction of all other terms;
(B)Participant may not sell, transfer (other than by will or the laws of descent and distribution), assign, pledge, or otherwise encumber or dispose of the Restricted Stock during the Restricted Period; and
(C)Participant will forfeit all of the Restricted Stock and all of Participant’s rights under the Restricted Stock will terminate in their entirety on the terms set forth in Section 5 below.
(ii)Any attempt to dispose of the Restricted Stock or any interest in the Restricted Stock in a manner contrary to the terms of this Agreement will be void and of no effect.
4.Vesting.
(i)Subject to Section 5, the Restricted Stock will vest and cease to be subject to the restrictions in Section 3, in accordance with the schedule set forth below, if the Participant is actively employed by the Company on such vesting date:

Shares of Restricted Stock to Vest	Date

If the number of shares of Restricted Stock vesting is a fractional number, the number vesting will be rounded down to the nearest whole number, with any fractional portion carried forward.

(ii)The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Restricted Stock, or such applicable portion of the Restricted Stock, is deemed vested under the terms set forth in the table at the beginning of this Agreement.
5.Forfeiture. Notwithstanding the foregoing, if, during the Restricted Period, (i) Participant has a Separation from Service, except as otherwise provided below, (ii) Participant materially breaches this Agreement, or (iii) Participant fails to meet the tax withholding obligations described in Section 7 below, all of Participants rights to any Restricted Stock will terminate immediately and be forfeited in their entirety. In the event of any forfeiture under this Section 5, the certificate or certificates representing the forfeited Restricted Stock (if certificated) shall be canceled to the extent of any Restricted Stock that was forfeited.
(i)    Treatment upon Separation from Service. If Participant has a Separation from Service for any reason other than as specified in subparagraphs (A) or (B) below, any shares of Restricted Stock that were not already earned and vested as of the date of the Separation from Service shall be immediately canceled and forfeited as of the date of the Separation from Service and shall be returned to the Company.

Exhibit 99.1
        (A)    Death or Disability. If Participant has a Separation from Service due to death or Disability, any unearned shares of Restricted Stock shall become immediately earned and vested as of the date of such Separation from Service.

        (B)    Change in Control. If (1) a Change in Control occurs, and (2) on or after the Change in Control and on or before the first anniversary of the Change in Control either (i) Participant has a Separation from Service by action of the Company or Participant’s employing Subsidiary for any reason other than Cause (excluding due to death or Disability) or (ii) Participant has a Separation from Service for Good Reason, then any unearned shares of Restricted Stock shall become immediately earned and vested as of the date of such Separation from Service.

(ii)    With respect to all shares of Restricted Stock that are forfeited, the Participant will have no further rights as a stockholder from and after the date of forfeiture. The Participant agrees that forfeited shares of Restricted Stock will be deemed canceled and returned to the treasury of the Company and that the Participant will have no further incidents of ownership, including no right to receive dividends or other distributions with respect to forfeited shares.
6.Compensation Committee. The Compensation Committee of the Board (the “Committee”) shall have authority in its discretion to interpret the provisions of this Agreement and to decide all questions of fact arising in its application. The Participant hereby agrees that all decisions made by the Committee pursuant to provisions of this Agreement shall be final and binding.
7.Tax Liability and Withholding.
(i)    The Company's obligations hereunder shall be subject to applicable foreign, federal, state and local withholding tax requirements. Foreign, federal, state and local withholding tax due in connection with the grant of Restricted Stock under this Agreement may be paid in cash or shares of Common Stock (either through the surrender of already-owned shares of Common Stock that the Participant has held for the period required to avoid a charge to the Company's reported earnings or the withholding of shares of Common Stock otherwise issuable to Participant pursuant to this Agreement) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Board shall determine; provided, however, the Board, in its sole discretion, may require that such taxes be paid in cash; and provided, further, any election by a Participant subject to Section 16 of the Exchange Act to pay his or her withholding tax in shares of Common Stock shall be subject to and must comply with the rules promulgated under Section 16 of the Exchange Act.
(ii)    Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is owed by the Participant and will remain the Participant’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items and (ii) does not commit to structure the terms of this Agreement to reduce or eliminate the Participant’s liability for Tax-Related Items.
(iii)Prior to vesting of the Restricted Stock, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company.

8.Section 83(b) Election. The Participant hereby acknowledges that the Participant has been informed that, with respect to the grant of the Restricted Stock, an election under Code Section 83(b) (a “Section 83(b) Election”) may be filed electing pursuant to Code Section 83(b), to be taxed currently on the Fair Market Value of the Restricted Stock as of the Grant Date (if at all). Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, Participant agrees to provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service. PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER CODE SECTION 83(b) TIMELY, AND THAT THE COMPANY HAS NO OBLIGATIONS WITH RESPECT TO FILING SUCH ELECTION.
9.Securities Law Requirements. No shares of Common Stock shall be issued under this Agreement unless and until:

Exhibit 99.1
(i)The Common Stock has been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;
(ii)The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the Common Stock is listed have been satisfied; and
(iii)The Company has determined that any other applicable provisions of state or Federal law, including without limitation applicable state securities laws, have been satisfied.
10.Bound by Agreement. By executing this Agreement, the Participant acknowledges and agrees to be irrevocably bound by the terms of the Agreement and further agrees that that the decision to participate in this Agreement is completely voluntary.
11.Adjustments. In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company, by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee shall make appropriate and equitable adjustments in the aggregate number of shares of Common Stock covered by this Agreement.
12.Merger or Asset Sale. Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or a subsidiary or parent company of the Company) as a result of which the holders of the Company’s outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with, an by the parties subject to, the Transaction for (x) the assumption of all outstanding equity awards, or (y) the substitution of any such award with new awards of the successor entity or parent thereof, with appropriate and equitable adjustment as to the number of kind of shares and, if appropriate, the per share exercise prices, or (z) the equitable settlement of such equity awards in cash or cash equivalents (i.e. “cash out” provision), this Agreement and the award of Restricted Stock hereunder, shall terminate. In the Board’s sole discretion, the vesting of the Restricted Stock may be accelerated.
13.Miscellaneous.
(a)    Notices. Any notice that may be required or permitted under this Agreement must be in writing and may be delivered personally, by intraoffice mail, or by electronic mail or via a postal service (postage prepaid) to the electronic mail or postal address and directed to the person as the receiving party may designate in writing from time to time.
(b)    Waiver. The waiver by any party to this Agreement of a breach of any provision of the Agreement will not operate or be construed as a waiver of any other or subsequent breach.
(c)    Entire Agreement. This Agreement constitutes the entire agreement of the Participant and the Company related to the Restricted Stock. No modification of or amendment to this Agreement will be effective unless in writing signed by the parties to this Agreement.
(d)    Binding Effect; Successors. The obligations and rights of the Company under this Agreement will be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Participant’s obligations and rights under this Agreement will be binding upon and inure to Participant’s benefit and the benefit of Participant’s beneficiaries, executors, administrators, heirs, and successors.
(e)    Governing Law; Consent to Jurisdiction; Consent to Venue; Service of Process. This Agreement will be construed and interpreted in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Nevada. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, you hereby submit to and consent to the exclusive jurisdiction of the State of Florida and agree that any related

Exhibit 99.1
litigation must be conducted solely in the courts of Lee County, Florida or the federal courts for the United States for the Middle District of Florida, where this Agreement is made and/or to be performed, and no other courts. You may be served with process in any manner permitted under State of Florida law, or by United States registered or certified mail, return receipt requested.
(f)    Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of the Agreement, and each other provision will be severable and enforceable to the extent permitted by law.
(g)    No Rights to Service. Nothing in this Agreement will be construed as giving Participant any right to be retained in any position with the Company or its affiliates. Nothing in this Agreement will interfere with or restrict the rights of the Company or its affiliates—which are expressly reserved—to remove, terminate, or discharge Participant at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws, and other similar governing documents and applicable law.
(h)    Section 409A. The Restricted Stock is intended to be exempt from (or in the alternative to comply with) Section 409A of the Code (“Section 409A”) to the extent subject thereto, and this Agreement will be administered and interpreted consistently with that intent. This paragraph will not be construed as a guarantee of any particular tax effect regarding the Restricted Stock and the Company does not guarantee that any such benefits will satisfy the provisions of Section 409A or any other provision of the Code. Neither the Company nor the Board have any obligation to take any action to prevent the assessment of any additional tax or penalty on Participant under Section 409A and neither the Company nor the Board will have any liability to Participant for such tax or penalty.
(i)    Further Assurances. Participant agrees to, upon request of the Company or the Board, do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company or the Board to implement the provisions and purposes of this Agreement.
(j)    Clawback. Notwithstanding any other provision of this Agreement to the contrary, if the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, the Participant shall be required to reimburse the Company for any amounts earned or payable with respect to the Restricted Stock to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Board from time to time.
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Exhibit 99.1
The parties have executed this Agreement as of the date first set forth above.

NeoGenomics, Inc. By: Name: Title: Address:

Christopher Smith (Signature) Address: